As filed with the Securities and Exchange Commission on February 26, 2004
           Registration No.  333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

QUANTUM CORPORATION
(Exact name of issuer as specified in its charter)

DELAWARE	94-2665054
(State of incorporation)	(I.R.S. Employer Identification Number)
1650 Technology Drive, Suite 800 San Jose, California 95110
(Address of principal executive offices)

2003 NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN
(Full title of the plan(s))

Michael J. Lambert Chief Financial Officer Quantum Corporation 1650 Technology Drive, Suite 800 San Jose, California 95110
(Name and address of agent for service)

(408) 944-4000
(Telephone number, including area code, of agent for service)

Copy to:
Steven E. Bochner, Esq. WILSON SONSINI GOODRICH & ROSATI Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

*DSS Common Stock, par value $0.01 per share (1)	1,000,000 shares	$3.785 (2)	$3,785,000 (2)	$479.56

(1)	Each share of DSS Common Stock includes a right to purchase one one-thousandth of a share of Series B Participating Preferred Stock.

(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low price of the Company’s DSS Common Stock as reported on the New York Stock Exchange on February 24, 2004.

QUANTUM CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

           There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") (Quantum Corporation is sometimes referred to herein as the "Company"):

(a)

The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 30, 2003 and Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed with the Commission on July 24, 2003 on Form 10-K/A;

(b)

The Company’s Current Reports on Form 8-K, filed with the Commission on April 28, 2003, May 20, 2003, June 30, 2003, July 10, 2003, July 22, 2003, July 30, 2003, October 6, 2003, October 23, 2003, November 25, 2003 and February 2, 2004;

(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003, filed with the Commission pursuant to Section 13 of the Exchange Act on August 13, 2003;

(d) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2003, filed with the Commission pursuant to Section 13 of the Exchange Act on November 12, 2003;

(e) The Company’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2003, filed with the Commission pursuant to Section 13 of the Exchange Act on February 11, 2004;

(f) Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the quarter ended December 28, 2003, filed with the Commission pursuant to Section 13 of the Exchange Act on February 20, 2004; and

(g)

The description of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 21, 1999 pursuant to Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

           All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. Description of Securities.

Inapplicable.

ITEM 5. Interests of Named Experts and Counsel.

Inapplicable.

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ITEM 6. Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.  The Company’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of the Company’s directors to the Company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.  The Company's Bylaws, as amended, provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. Exemption from Registration Claimed.

Inapplicable.

ITEM 8. Exhibits.

Exhibit Number	Description

4.1

2003 Nonemployee Director Equity Incentive Plan, which appears as Appendix A to the Company’s Schedule 14A Definitive Proxy Statement, filed with the Commission on July 21, 2003, which exhibit is incorporated herein by reference.

5.1	Opinion of Counsel as to legality of securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-4).

ITEM 9 Undertakings.

(A) The undersigned registrant hereby undertakes:

                  (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2)      That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (B)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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            (C)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company, as amended, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of February, 2004.

QUANTUM CORPORATION

By: /s/ Michael J. Lambert
Michael J. Lambert
Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Belluzzo and Michael J. Lambert, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard E. Belluzzo (Richard E. Belluzzo)	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 25, 2004

/s/ Michael J. Lambert (Michael J. Lambert)	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2004

/s/ David A. Brown (David A. Brown)	Director	February 25, 2004

/s/ Michael A. Brown (Michael A. Brown)	Director	February 25, 2004

/s/ Alan L. Earhart (Alan L. Earhart)	Director	February 25, 2004

/s/ Edward M. Esber (Edward M. Esber)	Director	February 25, 2004

/s/ Kevin J. Kennedy (Kevin J. Kennedy)	Director	February 25, 2004

/s/ Edward J. Sanderson (Edward J. Sanderson)	Director	February 25, 2004

/s/ Gregory W. Slayton (Gregory W. Slayton)	Director	February 25, 2004

/s/ Steven C. Wheelwright (Steven C. Wheelwright)	Director	February 25, 2004

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1

2003 Nonemployee Director Equity Incentive Plan, which appears as Appendix A to the Company’s Schedule 14A Definitive Proxy Statement, filed with the Commission on July 21, 2003, which exhibit is incorporated herein by reference.

5.1	Opinion of Counsel

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see Page II-4 of Registration Statement)

Exhibit 5.1

                                                                                                     February 25, 2004

Quantum Corporation
1650 Technology Drive, Suite 800
San Jose, California 95110

         RE:       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 25, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Quantum Corporation—DSS Common Stock, par value $0.01 per share (the “Shares”), reserved for issuance pursuant to the 2003 Nonemployee Director Equity Incentive Plan (the “Plan”).  As your counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares pursuant to the Plan.

         It is our opinion, when issued and sold in the manner referred to in the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Nonemployee Director Equity Incentive Plan of Quantum Corporation of our report dated April 25, 2003, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10- K), as amended, for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
February 20, 2004